Exhibit 99.1

Perrigo Announces Cash Tender Offer for Notes

DUBLIN, November 10, 2023 — Perrigo Company plc (NYSE: PRGO) (the “Company”), a leading provider of Consumer Self-Care Products, today announced that Perrigo Finance Unlimited Company, its wholly-owned finance subsidiary (the “Issuer”), commenced a cash tender offer (the “Tender Offer”) to purchase its 3.900% Senior Notes due 2024 (CUSIP / ISIN Nos. 714295 AC6 / US714295AC63) (the “Notes”) in a principal amount of up to $300,000,000.

To finance the Tender Offer, the Company, through a wholly owned subsidiary, is concurrently seeking to borrow $300,000,000 of incremental term loans under its existing senior secured credit facilities (the “Proposed Financing”), subject to market and other conditions. The net proceeds of the Proposed Financing, together with cash on hand and/or other sources of liquidity, are expected to be used to pay for the Notes accepted for purchase pursuant to the Tender Offer and to pay all related fees and expenses. The Company is looking to take these actions to enhance financial flexibility, meet near-term debt commitments and support its strategic plans. Prior to the maturity of the Notes, the Issuer intends to use cash on hand to repay the Notes that remain outstanding after the consummation of the Tender Offer.

The terms and conditions of the Tender Offer are set forth in an Offer to Purchase, dated November 10, 2023 (the “Offer to Purchase”), which is being sent to all registered holders (collectively, the “Holders”) of Notes. A summary of certain terms of the Tender Offer is below:

Title of Security	Issuer	CUSIP /ISIN Nos.(1)	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration(2)(3)	Early Tender Premium(2)	Total Consideration(2)(3)
3.900% Senior Notes due 2024	Perrigo Finance Unlimited Company	714295 AC6 / US714295AC63	$700,000,000	$300,000,000	$953.75	$30.00	$983.75

(1)

No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this press release, the Offer to Purchase or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)	Per $1,000 principal amount of Notes.

(3)	Excludes accrued interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.

Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on November 28, 2023, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) in order to be eligible to receive the Total Consideration. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date (as defined below) will be eligible to receive only the Tender Offer Consideration, which is equal to the Total Consideration minus the Early Tender Premium, as set forth in the table above. In addition to the applicable consideration, Holders whose Notes are accepted for purchase in the Tender Offer will receive accrued and unpaid interest to, but excluding, the date on which the Tender Offer is settled. The Issuer reserves the right but is under no obligation, following the Early Tender Date and prior to the Expiration Date, to accept for purchase and payment, or to purchase and pay for, any Notes validly tendered prior to the Early Tender Date and not validly withdrawn at or prior to the Withdrawal Deadline (as defined below), subject to the Tender Cap. Irrespective of whether the Issuer elects to use early settlement, for any remaining Notes that were validly tendered at or prior to the Expiration Date and not validly withdrawn (and not previously purchased or paid for on any early settlement date), and that are accepted for payment and purchase, the settlement date is expected to be December 15, 2023.

The Tender Offer will expire at 5:00 p.m., New York City time, on December 12, 2023, unless extended (such date and time, as the same may be extended, the “Expiration Date”). As set forth in the Offer to Purchase, validly tendered Notes may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on November 28, 2023, unless extended (the “Withdrawal Deadline”) or as otherwise required by law.

The consummation of the Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including, among other things, the closing and funding of the Proposed Financing on terms reasonably satisfactory to the Company (the “Financing Condition”). No assurance can be given that the Financing Condition will be satisfied. The Issuer reserves the right, in its sole discretion, to waive any and all conditions to the Tender Offer with respect to the Notes. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered.

If any Notes are validly tendered and the principal amount of such tendered Notes exceeds the Tender Cap as set forth in the table above, any principal amount of the Notes accepted for payment and purchased, on the terms and subject to the conditions of the Tender Offer, will be prorated based on the principal amount of validly tendered Notes, subject to the Tender Cap.

Any Notes that are validly tendered at or prior to the Early Tender Date (and not validly withdrawn at or prior to the Withdrawal Deadline) will have priority over any Notes that are validly tendered after the Early Tender Date. Accordingly, if the principal amount of any Notes validly tendered at or prior to the Early Tender Date (and not validly withdrawn at or prior to the Withdrawal Deadline) equals or exceeds the Tender Cap, no Notes validly tendered after the Early Tender Date will be accepted for purchase.

The Issuer’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. Subject to applicable law, the Issuer may amend, extend, waive conditions to or terminate the Tender Offer.

J.P. Morgan Securities LLC is the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4087 (collect). Requests for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, at (212) 269-5550 (banks and brokers), (800) 290-6432 (toll-free) or email at perrigo@dfking.com.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance and statements regarding the timing and the terms of the Tender Offer and the Proposed Financing and any intention to repay with cash on hand the 2024 Notes that remain outstanding after the consummation of the Tender Offer are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2023, July 1, 2023 and September 30, 2023, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.